File.:333134232
Rule 424 (b)
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
 represents two deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR NON-VOTING PREFERRED SHARES
WITHOUT PAR VALUE OF
COMPANHIA BRASILEIRA DE
DISTRIBUICAO
(ORGANIZED UNDER THE LAWS OF THE
FEDERATIVE REPUBLIC OF BRAZIL)
Overstamp: Effective July 13, 2009, the
underlying preferred shares were reclassified as
Class A preferred shares.
The Bank of New York, as depositary (hereinafter
called the Depositary), hereby certifies
that___________
_________________________________________
___, or registered assigns IS THE OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited non-voting acoes
preferenciais (herein called Shares) of
COMPANHIA BRASILEIRA DE
DISTRIBUICAO, a corporation with limited liability organized under the laws of The
Federative Republic of Brazil (herein called the
Company).  At the date hereof, each American
Depositary Share represents two Shares deposited or subject to deposit under the Deposit Agreement
(as such term is hereinafter defined) at the Sao
Paulo office of Banco Itau S.A. (herein called the
Custodian).

The Depositarys Corporate Trust Office is located
at a different address than its principal executive
office.  Its Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its
principal executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is one
of an issue (herein called Receipts), all issued and
to be issued upon the terms and conditions set
forth in the Amended and Restated Deposit
Agreement, dated as of September 6, 2007 (herein
called the Deposit Agreement), by and among the
Company, the Depositary, and all Owners and
Beneficial Owners from time to time of Receipts
issued thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and conditions
thereof.  The Deposit Agreement sets forth the
rights of Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares deposited
thereunder and any and all other securities,
property and cash from time to time received in
respect of such Shares and held thereunder (such
Shares, securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the Depositarys
Corporate Trust Office in New York City and at
the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed provisions
of the Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in the
Deposit Agreement and not defined herein shall
have the meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt for the
purpose of withdrawal of the Deposited Securities
represented by the American Depositary Shares
evidenced hereby, and upon payment of the fee of
the Depositary provided in this Receipt, and
subject to the terms and conditions of the Deposit
Agreement, the Charter, the provisions of or
governing the Deposited Securities and applicable
law, the Owner hereof is entitled to delivery, to
him or upon his order, of the Deposited Securities
at the time represented by the American
Depositary Shares for which this Receipt is issued.
Delivery of such Deposited Securities may be
made by (a) (i) the delivery of certificates for
Shares, if any, in the name of the Owner hereof or
as ordered by him or certificates for Shares
properly endorsed or accompanied by proper
instruments of transfer to such Owner or as
ordered by him, or (ii) book-entry transfer of the
Shares represented by the American Depositary
Shares evidenced by this Receipt to an account in
the name of such Owner or as ordered by him, and
(b) delivery of any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as ordered
by him.  Such delivery will be made at the option
of the Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office of the
Depositary, as provided in the Deposit Agreement;
provided that the forwarding of certificates for
Shares or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense of the
Owner hereof.
      Neither the Depositary nor the Custodian
shall deliver Shares, by physical delivery, book-
entry or otherwise (other than to the Company or
its agent as contemplated by Section 4.08 of the
Deposit Agreement), or otherwise permit Shares to
be withdrawn from the facility created by the
Deposit Agreement, except upon the receipt and
cancellation of Receipts.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is registrable
on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or by a
duly authorized attorney, upon surrender of this
Receipt properly endorsed for transfer or
accompanied by proper instruments of transfer and
funds sufficient to pay any applicable transfer
taxes and the expenses of the Depositary and upon
compliance with such regulations, if any, as the
Depositary may establish for such purpose.  This
Receipt may be split into other such Receipts, or
may be combined with other such receipts into one
Receipt, evidencing the same aggregate number of
American Depositary Shares as the Receipt or
Receipts surrendered.  As a condition precedent to
the execution and delivery, registration of transfer,
split-up, combination, or surrender of any Receipt,
the delivery of any distribution thereon, or
withdrawal of any Deposited Securities, the
Company, the Depositary, the Custodian,
Registrar, or Foreign Registrar, if any, may require
payment from the depositor of the Shares or the
presenter of the Receipt of a sum sufficient to
reimburse it for any tax or other governmental
charge and any stock transfer or registration fee
with respect thereto (including any such tax or
charge and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt, may
require the production of proof satisfactory to it as
to the identity and genuineness of any signature
and may also require compliance with such
reasonable regulations as the Depositary and the
Company may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this Article
3 and any regulations deemed necessary or
desirable by the Depositary or the Custodian to
facilitate compliance with any applicable rules or
regulations of the Banco Central de Brasil (the
Central Bank) or the Comissao de Valores
Mobiliarios (the CVM).
      The delivery of Receipts against deposits
of Shares generally or against deposits of
particular Shares may be suspended, or the transfer
of Receipts in particular instances may be refused,
or the registration of transfer of outstanding
Receipts, or the combination or split-up of
Receipts generally may be suspended, during any
period when the transfer books of the Depositary
are closed, or if any such action is deemed
necessary or advisable by the Depositary or the
Company at any time or from time to time because
of any requirement of law or of any government or
governmental body or commission, or under any
provision of the Deposit Agreement or this
Receipt, or for any other reason, subject to the
provisions of the following sentence.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the surrender
of outstanding Receipts and withdrawal of
Deposited Securities may be suspended only for
(i) temporary delays caused by closing the transfer
books of the Depositary or the Company or the
deposit of Shares in connection with voting at a
shareholders meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges,
(iii) compliance with any U.S. or foreign laws or
governmental regulations relating to the Receipts
or to the withdrawal of the Deposited Securities, or
(iv) any other reason that may at any time be
specified in paragraph I(A)(1) of the General
Instructions to Form F-6, as from time to time in
effect, or any successor provision thereto.  Without
limitation of the foregoing, the Depositary shall
not knowingly accept for deposit under the
Deposit Agreement any Shares required to be
registered under the provisions of the Securities
Act, unless a registration statement is in effect as
to such Shares.
4.	LIABILITY OF OWNER FOR TAXES.
      If any tax or other governmental charge
shall become payable with respect to any Receipt
or any Deposited Securities represented hereby,
such tax or other governmental charge shall be
payable by the Owner hereof.  The Depositary
may refuse to effect any transfer of this Receipt or
any combination or split-up hereof or any
withdrawal of Deposited Securities represented by
American Depositary Shares evidenced by such
Receipt until such payment is made, and may
withhold any dividends or other distributions, or
may sell for the account of the Owner hereof any
part or all of the Deposited Securities represented
by the American Depositary Shares evidenced by
this Receipt, and may apply such dividends or
other distributions or the proceeds of any such sale
in payment of such tax or other governmental
charge (and any taxes or expenses arising out of
such sale), and the Owner hereof shall remain
liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares hereunder
and under the Deposit Agreement shall be deemed
thereby to represent and warrant that such Shares
and each certificate therefor, if any, are validly
issued, fully paid, non-assessable, and free of any
preemptive rights of the holders of outstanding
Shares and that the person making such deposit is
duly authorized so to do.  Such representations and
warranties shall survive the deposit of Shares and
issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES, AND
OTHER INFORMATION.
      Any person presenting Shares for deposit
or any Owner of a Receipt may be required from
time to time to file with the Depositary or the
Custodian such proof of citizenship or residence,
exchange control approval, legal or beneficial
ownership of Receipts or Deposited Securities,
compliance with all applicable laws or regulations
or terms of the Deposit Agreement or such
Receipt, or such information relating to the
registration on the books of the Company or the
Foreign Registrar, if applicable, to execute such
certificates and to make such representations and
warranties, as the Depositary may deem
reasonably necessary or proper or as the Company
reasonably may require.  The Depositary may
withhold the delivery or registration of transfer of
any Receipt or the distribution of any dividend or
sale or distribution of rights or of the proceeds
thereof or the delivery of any Deposited Securities
until such proof or other information is filed or
such certificates are executed or such
representations and warranties are made.  The
Depositary shall from time to time advise the
Company of the availability of any such proofs,
certificates, other information or representations
and warranties and shall provide copies thereof to
the Company as promptly as practicable upon
request by the Company, unless such disclosure is
prohibited by law.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees and
reasonable out-of-pocket expenses of the
Depositary and those of the Registrar only in
accordance with agreements in writing entered into
between the Depositary and the Company from
time to time.  The Depositary shall present detailed
statement for fees and such expenses to the
Company at least once every three months.  The
charges and expenses of the Custodian are for the
sole account of the Depositary.
      The following charges (to the extent
permitted by applicable law or the rules of any
securities exchange on which the American
Depositary Shares are admitted for trading) shall
be incurred by any party depositing or
withdrawing Shares or by any party surrendering
Receipts or to whom Receipts are issued
(including, without limitation, issuance pursuant to
a stock dividend or stock split declared by the
Company or an exchange of stock regarding the
Receipts or Deposited Securities or a distribution
of Receipts pursuant to Section 4.03 of the Deposit
Agreement), whichever is applicable: (1) taxes and
other governmental charges, (2) such registration
fees as may from time to time be in effect for the
registration of transfers of Shares generally on the
Share register of the Company or Foreign
Registrar and applicable to transfers of Shares to
the name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the terms of the
Deposit Agreement, (3) such cable, telex and
facsimile transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary in the
conversion of Foreign Currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a fee
not in excess of $5.00 per 100 American
Depositary Shares (or portion thereof) for the
execution and delivery of Receipts pursuant to
Sections 2.03 or 4.03 of the Deposit Agreement
and the surrender of Receipts pursuant to Section
2.05 of the Deposit Agreement (other than any
execution and delivery of Receipts in connection
with the initial issuance of Receipts under the
Deposit Agreement), (6) a fee not in excess of
$0.02 per American Depositary Share (or portion
thereof) for any cash distribution pursuant to
Section 4.01 of the Deposit Agreement and (7) a
fee for the distribution of proceeds of sales of
securities or rights pursuant to Sections 4.02 or
4.04, respectively, of the Deposit Agreement, such
fee (which may be deducted from such proceeds)
being in an amount equal to the lesser of (i) the fee
for the issuance of American Depositary Shares
referred to above which would have been charged
as a result of the deposit by Owners of securities
(for purposes of this clause 7 treating all such
securities as if they were Shares) or Shares
received in exercise of rights distributed to them
pursuant to Sections 4.02 or 4.04, respectively, but
which securities or rights are instead sold by the
Depositary and the net proceeds distributed and
(ii) the amount of such proceeds.
      The Depositary, subject to Articles 2 and 8
hereof and as permitted by the Charter, may own
and deal in any class of securities of the Company
and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Neither the Depositary nor the Custodian
shall deliver Shares, by physical delivery, book
entry or otherwise (other than to the Company or
its agent as contemplated by Section 4.08 of the
Deposit Agreement), or otherwise permit Shares to
be withdrawn from the facility created hereby,
except upon the receipt and cancellation of
Receipts.
      The Depositary may issue Receipts against
rights to receive Shares from the Company (or any
agent of the Company recording Share ownership).
No such issue of Receipts will be deemed a Pre-
Release subject to the restrictions of the following
paragraph.
      In its capacity as Depositary, the
Depositary will not deliver Shares held under the
Deposit Agreement prior to the receipt and
cancellation by the Depositary of Receipts.  The
Depositary may execute and deliver Receipts prior
to the receipt of Shares pursuant to Section 2.02 of
the Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.05 of the
Deposit Agreement, deliver Shares upon the
receipt and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of such Pre-
Release or the Depositary knows that such Receipt
has been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in satisfaction of
a Pre-Release.  Each Pre-Release will be
(a) preceded or accompanied by a written
representation and agreement from the person to
whom Receipts or Shares are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to be
remitted, as the case may be, (ii) assigns all
beneficial right, title and interest in such Shares or
Receipts, as the case may be, to the Depositary in
its capacity as such and for the benefit of the
Owners, and (iii) will not take any action with
respect to such Shares or Receipts, as the case may
be, that is inconsistent with the transfer of
beneficial ownership (including, without the
consent of the Depositary, disposing of such
Shares or Receipts, as the case may be, other than
in satisfaction of a Pre-Release), (b) at all times
fully collateralized) with cash, U.S. government
securities or such collateral as the depositary
determines, in good faith, will provide
substantially similar liquidity and security,
(c) terminable by the Depositary on not more than
five (5) Business Days notice, and (d) subject to
such further indemnities and credit regulations as
the Depositary deems appropriate.  The number of
Shares not deposited but represented by American
Depositary Shares outstanding at any time as a
result of Pre-Releases will not normally exceed
thirty percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however, that
the Depositary reserves the right to disregard such
limit from time to time as it deems reasonably
appropriate and may, with the prior written
consent of the Company, change such limit for
purposes of general application.  The Depositary
will also set Dollar limits with respect to Pre-
Release transactions to be entered into under the
Deposit Agreement with any particular Pre-
Releasee on a case-by-case basis as the Depositary
deems appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the Owners
under the Deposit Agreement, the collateral
referred to in clause (b) above shall be held by the
Depositary as security for the performance of the
Pre-Releasees obligations to the Depositary in
connection with a Pre-Release transaction,
including the Pre-Releasees obligation to deliver
Shares or Receipts upon termination of a Pre-
Release transaction (and shall not, for the
avoidance of doubt, constitute Deposited
Securities under the Deposit Agreement).
      The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt, and every
successive holder and Owner of this Receipt by
accepting or holding the same consents and agrees,
that title to this Receipt when properly endorsed or
accompanied by proper instruments of transfer and
transferred in accordance with the terms of the
Deposit Agreement, is transferable by delivery
with the same effect as in the case of a negotiable
instrument; provided, however, that the Depositary
and the Company, notwithstanding any notice to
the contrary, may treat the person in whose name
this Receipt is registered on the books of the
Depositary as the absolute owner hereof for the
purpose of determining the person entitled to
distribution of dividends or other distributions or
to any notice provided for in the Deposit
Agreement or for all other purposes and neither the
Company nor the Depositary shall have any
obligation or be subject to any liability under this
Deposit Agreement to any Beneficial Owner of a
Receipt unless such Beneficial Owner is the
Owner thereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be valid
or obligatory for any purpose, unless this Receipt
shall have been executed by the Depositary by the
manual signature of a duly authorized signatory of
the Depositary; provided, however, that such
signature may be a facsimile if a Registrar for the
Receipts shall have been appointed and such
Receipts are countersigned by the manual
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the periodic
reporting requirements of the Securities Exchange
Act of 1934 and, accordingly, files certain reports
with the Commission.  Such reports will be
available for inspection and copying by Owners
and Beneficial Owners at the public reference
facilities maintained by the Commission located at
100 F Street, N.E., Washington, D.C. 20549.
      The Depositary will make available for
inspection by Owners of Receipts at its Corporate
Trust Office any reports, notices and
communications, including any proxy soliciting
material, received from the Company which are
both (a) received by the Depositary, the Custodian
or a nominee of either as the holder of the
Deposited Securities and (b) made generally
available to the holders of such Deposited
Securities by the Company.  The Depositary will
also make available for inspection by Owners of
Receipts copies of such reports, notices and
communications when furnished by the Company
pursuant to the Deposit Agreement.  Any such
reports, notices and communications, including
any such proxy soliciting material, furnished to the
Depositary by the Company shall be furnished in
English to the extent such materials are required to
be translated into English pursuant to any
regulations of the Commission applicable to the
Company.  The Company agrees to provide to the
Depositary, at the Companys expense (unless
otherwise agreed in writing by the Company and
the Depositary), all documents that it provides to
the Custodian.
      In the event the Receipts are listed or
quoted on a national securities exchange or quoted
in an automated inter-dealer quotation system in
the United States, the Company will promptly
transmit to the Custodian English language
versions of any reports and other communications
that are made generally available by the Company
to holders of its Shares or other Deposited
Securities and the Depositary will, at the
Companys expense (unless otherwise agreed in
writing by the Company and the Depositary),
arrange for the prompt transmittal by the
Custodian to the Depositary of such notices,
reports and other communications and arrange for
the mailing, at the Companys expense (unless
otherwise agreed in writing by the Company and
the Depositary), of copies thereof (or if requested
by the Company, a summary of any such notice
provided by the Company) to all Owners or, at the
request of the Company, make such notices,
reports and other communications available to all
Owners on a basis similar to that for holders of
Shares or other Deposited Securities, or on such
other basis as the Company may advise the
Depositary may be required by any applicable law,
regulation or stock exchange requirement.  The
Company has delivered to the Depositary and the
Custodian a copy of the provisions of or governing
the Shares issued by the Company, and promptly
upon any amendment thereto or change therein,
the Company shall deliver to the Depositary and
the Custodian a copy of such provisions as so
amended or changed. The Depositary may rely
upon such copy for all purposes of the Deposit
Agreement. The Depositary will, at the expense of
the Company (unless otherwise agreed in writing
by the Company and the Depositary), make such
copy and such notices, reports and other
communications available for inspection by
Owners at the Depositarys office, at the office of
the Custodian and at any other designated transfer
offices.
      The Depositary will keep books for the
registration of Receipts and transfers of Receipts
which at all reasonable times shall be open for
inspection by the Owners; provided that such
inspection shall not be for the purpose of
communicating with Owners of Receipts for an
object other than the business of the Company,
including, without limitation, a matter related to
the Deposit Agreement, the Receipts or the
Deposited Securities.
      The Depositary may after consultation with
the Company and when deemed expedient by it in
connection with the performance of its duties
under the Deposit Agreement and shall upon the
reasonable request of the Company, close the
transfer books to the extent practicable, at any time
or from time to time, provided that any such
closing of the transfer books shall be subject to the
provisions of Section 2.06 of the Deposit
Agreement which limit the suspension of
withdrawals of Shares.
12.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary or on its behalf,
its agent, receives any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary will, if at the time of receipt thereof
any amounts received in a Foreign Currency can in
the judgment of the Depositary be converted on a
reasonable basis into United States dollars
transferable to the United States, and subject to the
Deposit Agreement, convert or will cause its agent
to convert, as promptly as practicable (and in any
event within one (1) Business Day) after its receipt
of such dividend or distribution (unless otherwise
prohibited or prevented by law), such dividend or
distribution into Dollars and transfer such Dollars
to the United States, and shall, as promptly as
practicable, distribute the amount thus received
(net of the expenses of the Depositary as provided
in Article 7 hereof and Section 5.09 of the Deposit
Agreement) to the Owners of Receipts entitled
thereto, provided, however, that in the event that
the Company, the Depositary or the Custodian is
required to withhold and does withhold from such
cash dividend or other cash distribution in respect
of any Deposited Securities an amount on account
of taxes, the amount distributed to the Owners of
the Receipts evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.
      Subject to the provisions of Section 4.11
and 5.09 of the Deposit Agreement, whenever the
Depositary or on its behalf, its agent receives any
distribution on any Deposited Securities other than
a distribution described in Sections 4.01, 4.03 or
4.04 of the Deposit Agreement, the Depositary
may, and shall if the Company so requests, as
promptly as practicable, cause the securities or
property received by it or its agent to be
distributed to the Owners of Receipts entitled
thereto, in proportion to the number of American
Depositary Shares representing such Deposited
Securities held by each of them respectively, in
any manner that the Depositary may deem
equitable and practicable for accomplishing such
distribution; provided, however, that if in the
reasonable opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled thereto, or
if for any other reason the Depositary deems such
distribution not to be feasible, the Depositary may,
with the Companys approval, which shall not be
unreasonably withheld, adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution, including,
but not limited to, the public or private sale of the
securities or property thus received, or any part
thereof, and the net proceeds of any such sale (net
of the fees of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement and any expenses in connection with
such sale) shall be distributed by the Depositary to
the Owners of Receipts entitled thereto as in the
case of a distribution received in cash, all in the
manner and subject to the conditions set forth in
the Deposit Agreement.  To the extent such
securities or property or the net proceeds thereof
are not distributed to Owners as provided in
Section 4.02 of the Deposit Agreement, the same
shall constitute Deposited Securities and each
American Depositary Share shall thereafter also
represent its proportionate interest in such
securities, property or net proceeds.
      If any distribution consists of a dividend in,
or free distribution of, Shares, the Depositary may,
and shall if the Company so requests, distribute, as
promptly as practicable, to the Owners of
outstanding Receipts entitled thereto, in proportion
to the number of American Depositary Shares
representing such Deposited Securities held by
each of them respectively, additional Receipts
evidencing an aggregate number of American
Depositary Shares representing the amount of
Shares received as such dividend or free
distribution subject to the terms and conditions of
the Deposit Agreement with respect to the deposit
of Shares and the issuance of American Depositary
Shares evidenced by Receipts, including the
withholding of any tax or other governmental
charge as provided in Section 4.11 of the Deposit
Agreement and the payment of the fees of the
Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the Depositary
will sell the amount of Shares represented by the
aggregate of such fractions and distribute the net
proceeds, all in the manner and subject to the
conditions set forth in the Deposit Agreement.  If
additional Receipts are not so distributed, each
American Depositary Share shall thenceforth also
represent the additional Shares distributed upon
the Deposited Securities represented thereby.
Prior to the Effective Time, each beneficial owner
of Receipts or Shares so distributed shall be
deemed to have made the representations and
warranties required pursuant to Section 2.02 of the
Deposit Agreement.  In addition, the Depositary
may withhold any distribution of Receipts under
Section 4.03 of the Deposit Agreement if it has not
received satisfactory assurances from the
Company that such distribution does not require
registration under the Securities Act or is exempt
from registration under the provisions of such Act.
Provided that, in any such event, the Depositary
may sell the Shares distributed upon the Deposited
Securities and distribute the net proceeds, all in the
manner and subject to the conditions described in
Section 4.01 of the Deposit Agreement.
      In the event that the Depositary determines
that any distribution in property other than cash
(including Shares and rights to subscribe therefor)
is subject to any tax or other governmental charge
which the Depositary is obligated to withhold, the
Depositary may by public or private sale dispose
of all or a portion of such property (including
Shares and rights to subscribe therefor) in such
amounts and in such manner as the Depositary
deems reasonably necessary and practicable to pay
any such taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale after
deduction of such taxes or charges to the Owners
of Receipts entitled thereto.
13.	RIGHTS.
      In the event that the Company shall offer or
cause to be offered to the holders of any Deposited
Securities any rights to subscribe for additional
Shares or any rights of any other nature, the
Depositary, after consultation with the Company,
shall determine the procedure to be followed in
making such rights available to any Owners or in
disposing of such rights on behalf of any Owners
and making the net proceeds available to such
Owners or, if by the terms of such rights offering
or for any other reason it would be unlawful for
the Depositary either to make such rights available
to any Owners or to dispose of such rights and
make the net proceeds available to such Owners,
then the Depositary shall allow the rights to lapse.
If at the time of the offering of any rights the
Depositary determines, after consultation with the
Company, that it is lawful and feasible to make
such rights available to all or certain Owners but
not to other Owners, the Depositary shall distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in proportion
to the number of American Depositary Shares held
by such Owner, warrants or other instruments
therefor in such form as it deems appropriate.
      In circumstances in which rights would
otherwise not be distributed, if an Owner requests
the distribution of warrants or other instruments in
order to exercise the rights allocable to the
American Depositary Shares of such Owner
hereunder, the Depositary will promptly make
such rights available to such Owner upon written
notice from the Company to the Depositary that
(a) the Company has elected in its sole discretion
to permit such rights to be exercised and (b) such
Owner has executed such documents as the
Company has determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed warrants
or other instruments for rights to all or certain
Owners, then upon instruction pursuant to such
warrants or other instruments to the Depositary to
exercise such rights, upon payment by such Owner
to the Depositary for the account of such Owner of
an amount equal to the purchase price of the
Shares to be received upon the exercise of the
rights, and upon payment of the fees of the
Depositary as provided in Section 5.09 of the
Deposit Agreement and any other charges as set
forth in such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares, and
the Company shall cause the Shares so purchased
to be delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the Depositary
will cause the Shares so purchased to be deposited
pursuant to Section 2.02 of the Deposit
Agreement, and shall, pursuant to Section 2.03 of
the Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to this paragraph, such
Receipts shall be legended in accordance with
applicable U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      Unless otherwise instructed by the
Company, if the Depositary determines that it is
not lawful or feasible to make such rights available
to all or certain Owners, it will use its best efforts
that are reasonable under the circumstances to, sell
the rights, warrants or other instruments in
proportion to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly make
such rights available, and allocate the net proceeds
of such sale (net of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement, any expenses in connection with such
sale and all taxes and governmental charges
payable in connection with such rights and subject
to the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or other
instruments, upon an averaged or other practical
basis without regard to any distinctions among
such Owners because of exchange restrictions or
the date of delivery of any Receipt or otherwise.
Such proceeds shall be distributed as promptly as
practicable in accordance with Section 4.01 of the
Deposit Agreement.
      If a registration statement under the
Securities Act is required with respect to the
securities to which any rights relate in order for the
Company to offer such rights to Owners and sell
the securities represented by such rights, the
Depositary will not offer such rights to Owners
having an address in the United States (as defined
in Regulation S) unless and until such a
registration  statement is in effect, or unless the
offering and sale of such securities and such rights
to such Owners are exempt from registration under
the provisions of such Act; provided, however,
that nothing in the Deposit Agreement shall create,
or shall be construed as creating, any obligation on
the part of the Company to file a registration
statement under the Securities Act or to endeavor
to have a registration statement declared effective.
      The Depositary shall not be responsible for
any failure to determine that it may be lawful or
feasible to make such rights available to Owners in
general or any Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the Custodian
shall receive Foreign Currency, by way of
dividends or other distributions or the net proceeds
from the sale of securities, property or rights, and
if at the time of the receipt thereof the Foreign
Currency so received can, pursuant to applicable
law, be converted on a reasonable basis into
Dollars and the resulting Dollars transferred to the
United States, the Depositary or the Custodian
shall convert or cause to be converted as promptly
as practicable (and in any event within one
Business Day of its or its agents receipt of such
Foreign Currency), by sale or in any other manner
that it may determine in accordance with
applicable law, such Foreign Currency into
Dollars.  If, at the time of conversion of such
Foreign Currency into Dollars, such Dollars can,
pursuant to applicable law, be transferred outside
of Brazil for distribution to Owners entitled
thereto, such Dollars shall be distributed as
promptly as practicable to the Owners entitled
thereto or, if the Depositary or the Custodian shall
have distributed any rights, warrants or other
instruments which entitle the holders thereof to
such Dollars, then as promptly as possible to the
holders of such rights, warrants and/or instruments
upon surrender thereof for cancellation, in each
case pursuant to Section 4.01 of the Deposit
Agreement.  Such distribution or conversion may
be made upon an averaged or other practicable
basis without regard to any distinctions among
Owners on account of exchange restrictions, the
date of delivery of any Receipt or otherwise and
shall be net of any expenses of conversion into
Dollars incurred by the Depositary or the
Custodian as provided in Section 5.09 of the
Deposit Agreement.
      If such conversion, transfer or distribution
can be effected only with the approval or license
of any government or agency thereof, the
Depositary or the Custodian shall file as promptly
as practicable such application for approval or
license; however, the Depositary or the Custodian
shall be entitled to rely upon Brazilian local
counsel in such matters, which counsel shall be
instructed to act as promptly as possible.
      If at any time Foreign Currency received
by the Depositary or the Custodian is not, pursuant
to applicable law, convertible, in whole or in part,
into Dollars transferable into the United States, or
if any approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary cannot be promptly obtained at a
reasonable cost, the Depositary or the Custodian
shall, (a) as to that portion of the Foreign Currency
that is convertible into Dollars, make such
conversion and, if permitted by applicable law,
transfer such Dollars to the United States for
distribution to Owners in accordance with the first
paragraph of this Article 13 or, if such transfer is
not so permitted, hold such Dollars uninvested and
without liability for interest thereon for the
respective accounts of the Owners entitled to
receive the same, and (b) as to the nonconvertible
balance, if any, (i) if requested in writing by an
Owner, distribute or cause the Custodian to
distribute the Foreign Currency (or an appropriate
document evidencing the right to receive such
Foreign Currency) received by the Depositary or
Custodian in respect of the American Depositary
Shares evidenced by Receipts held by such Owner
(as the same may be adjusted as a consequence of
subclause (ii) below) to such Owner (x) if such
request is received before the 15th day of a
calendar month, on such 15th day, or (y) if not, on
the last day of such month (or, in either case, if
such day is not a Business Day, on the next
succeeding Business Day) and (ii) the Depositary
shall cause the Custodian to hold any amounts of
nonconvertible Foreign Currency not distributed
pursuant to the immediately preceding
subclause (i) for the respective accounts of the
Owners entitled to receive the same, uninvested
and without liability for interest thereon, on
demand and, if and to the extent reasonably
practicable and permitted by applicable law, in a
manner designed to protect such Owners against
the effects of inflation; provided that at such time,
at the reasonable request of the Depositary, the
Company shall furnish the Depositary, at the
Companys expense, with a written opinion from
recognized United States counsel for the Company
confirming that the manner in which the
Depositary proposes to hold such amounts of non-
convertible Foreign Currency will not violate the
Investment Company Act of 1940.
15.	RECORD DATES.
      Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued, in each case with
respect to the Deposited Securities, or whenever
for any reason the Depositary causes a change in
the number of Shares that are represented by each
American Depositary Share, or whenever the
Depositary shall receive notice of any meeting of
holders of Shares or other Deposited Securities, or
for any other reason, the Depositary shall fix a
record date, which date shall (x) be the same date
as the record date fixed by the Company, if any, to
the extent practicable, or (y) if different from the
record date fixed by the Company, be as near as
practicable to the corresponding record date set by
the Company and, if more than five business days
after such record date, after consultation with the
Company, (a) for the determination of the Owners
of Receipts who shall be (i) entitled to receive
such dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights at any
such meeting, (b) on or after which each American
Depositary Share will represent the changed
number of Shares, or (c) for any other reason,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED SECURITIES.
      Upon receipt of notice of any meeting or
solicitation of proxies of holders of Shares or other
Deposited Securities, if requested in writing by the
Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice shall
be in the sole discretion of the Depositary, which
shall contain (a) such information as is contained
in such notice of meeting or solicitation, (or, if
requested by the Company, a summary in English
of such information provided by the Company),
(b) a statement that the Owners of Receipts as of
the close of business on a specified record date
will be entitled, subject to any applicable provision
of Brazilian law, the Charter and the provisions of
the Deposited Securities, to instruct the Depositary
as to the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given, including an express
indication that instructions may be given or
deemed given in accordance with the last sentence
of this paragraph if no instruction is received, to
the Depositary to give a discretionary proxy to a
person designated by the Company.  Upon the
written request of an Owner of a Receipt on such
record date, received on or before the date
established by the Depositary for such purpose, the
Depositary shall endeavor insofar as practicable
and permitted under Brazilian law, the Charter and
the Deposited Securities to vote or cause to be
voted the amount of Shares or other Deposited
Securities represented by such American
Depositary Shares owned by such Owner in
accordance with the instructions set forth in such
request.  The Depositary shall not itself exercise
any voting discretion over any Deposited
Securities.  If no instructions are received by the
Depositary from any Owner with respect to any of
the Deposited Securities represented by the
American Depositary Shares evidenced by such
Owners Receipts on or before the date established
by the Depositary for such purpose, the Depositary
shall deem such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with respect to
such Deposited Securities and the Depositary shall
give a discretionary proxy to a person designated
by the Company to vote such Deposited Securities;
provided that no such instruction shall be deemed
given and no such discretionary proxy shall be
given with respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such information as
promptly as practicable in writing) that (x) the
Company does not wish such proxy given,
(y) substantial opposition exists or (z) such matter
materially or adversely affects the rights of holders
of Shares.
      Subject to the rules of any securities
exchange on which American Depositary Shares
or the Deposited Securities represented thereby are
listed, the Depositary shall deliver, at least two
Business Days prior to the date of such meeting, to
the Company, to the attention of its Chief
Financial Officer, copies of all instructions
received from Owners in accordance with which
the Depositary will vote, or cause to be voted, the
Deposited Securities represented by the American
Depositary Shares evidenced by the Receipts
owned by the Owners at such meeting.  Delivery
of instructions will be made at the expense of the
Company  (unless otherwise agreed in writing by
the Company and the Depositary); provided that
payment of such expenses shall not be a condition
precedent to the obligations of the Depositary
under Section 4.07 of the Deposit Agreement.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
      In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not
apply, upon any change in nominal value, change
in par value, or split-up, consolidation, or any
other reclassification of Deposited Securities, or
upon any recapitalization, reorganization, merger,
consolidation, or sale of assets affecting the
Company or to which it is a party, any securities
which shall be received by the Depositary or a
Custodian in exchange for or in conversion of or in
respect of Deposited Securities shall be treated as
new Deposited Securities under the Deposit
Agreement, and American Depositary Shares shall
thenceforth represent the new Deposited Securities
so received, unless additional Receipts are
delivered pursuant to the following sentence.  In
any such case the Depositary may, and shall if the
Company shall so request, execute and deliver
additional Receipts as in the case of a dividend in
Shares, or call for the surrender of outstanding
Receipts to be exchanged for new Receipts
specifically describing such new Deposited
Securities.
18.	LIABILITY OF THE COMPANY AND
DEPOSITARY.
      Neither the Depositary nor the Company
shall incur any liability to any Owner or Beneficial
Owner,  (i) if by reason of any provision of any
present or future law or regulation of the United
States, Brazil or any other country, or of any
governmental or regulatory authority or stock
exchange, or by reason of any provision, present or
future, of the Charter or the Deposited Securities,
or by reason of any act of God or war or terrorism
or other circumstance beyond its control, the
Depositary or the Company shall be prevented or
forbidden from, or be subject to any civil or
criminal penalty on account of, doing or
performing any act or thing which by the terms of
the Deposit Agreement it is provided shall be done
or performed; (ii) nor shall the Depositary or the
Company incur any liability to any Owner or
Beneficial Owner by reason of any
nonperformance or delay, caused as aforesaid, in
the performance of any act or thing which by the
terms of the Deposit Agreement it is provided shall
or may be done or performed; (iii) or by reason of
any exercise of, or failure to exercise, any
discretion provided for in this Deposit Agreement;
(iv) for the inability of any Owner or Beneficial
Owner to benefit from any distribution, offering,
right or other benefit which is made available to
holders of Deposited Securities but is not, under
the terms of the Deposit Agreement, made
available to Owners or Beneficial Owners, or (v)
for any special, consequential or punitive damages
for any breach of the terms of the Deposit
Agreement.  Where, by the terms of a distribution
pursuant to Sections 4.01, 4.02 or 4.03 of the
Deposit Agreement, or an offering or distribution
pursuant to Section 4.04 of the Deposit
Agreement, or for any other reason, the Depositary
is prevented or prohibited from making such
distribution or offering available to Owners, and
the Depositary is prevented or prohibited by
applicable law from disposing of such distribution
or offering on behalf of such Owners and making
the net proceeds available to such Owners, then
the Depositary shall not make such distribution or
offering, and shall allow any rights, if applicable,
to lapse.  Neither the Company nor the Depositary
assumes any obligation or shall be subject to any
liability under the Deposit Agreement to Owners
or Beneficial Owners of Receipts, except that they
agree to perform their obligations specifically set
forth in the Deposit Agreement without negligence
or bad faith.  The Depositary shall not be subject
to any liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under any
obligation to appear in, prosecute or defend any
action, suit, or other proceeding in respect of any
Deposited Securities or in respect of the Receipts,
which in its opinion may involve it in expense or
liability, unless indemnity satisfactory to it against
all expenses and liability shall be furnished as
often as may be required, and the Custodian shall
not be under any obligation whatsoever with
respect to such proceedings, the responsibility of
the Custodian being solely to the Depositary.
Neither the Depositary nor the Company shall be
liable for any action or nonaction by it in reliance
upon the advice of or information from legal
counsel, accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner of a
Receipt, or any other person believed by it in good
faith to be competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote, provided
that any such action or nonaction is in good faith.
The Depositary shall not be liable for any acts or
omissions made by a successor depositary,
whether in connection with a previous act or
omission of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that in
connection with the issue out of which such
potential liability arises, the Depositary performed
its obligations without negligence or bad faith
while it acted as Depositary.  The Company agrees
to indemnify the Depositary, its directors,
employees, agents and affiliates and any Custodian
against, and hold each of them harmless from, any
liability or expense (including, but not limited to,
the reasonable fees and expenses of counsel)
which may arise out of acts performed or omitted,
in accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same may
be amended, modified, or supplemented from time
to time, (i) by either the Depositary or a Custodian
or their respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of either
of them, and except to the extent that such liability
or expense arises out of information relating to the
Depositary or the Custodian, as applicable,
furnished in writing to the Company by the
Depositary or the Custodian, as applicable,
expressly for use in any registration statement,
proxy statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum) relating to
the Shares, or omissions from such information; or
(ii) by the Company or any of its directors,
employees, agents and affiliates.
      The indemnities contained in the preceding
paragraph shall not extend to any liability or
expense which may arise out of any Pre-Release
(as defined in Section 2.09 of the Deposit
Agreement) to the extent that any such liability or
expense arises in connection with (a) any United
States federal, state or local income tax laws or
(b) the failure of the Depositary to deliver
Deposited Securities when required under the
terms of Section 2.05 of the Deposit Agreement.
However, for the avoidance of doubt, the
indemnities contained in the preceding paragraph
shall apply to any liability or expense which may
arise out of any misstatement or alleged
misstatement or omission or alleged omission in
any registration statement, proxy statement,
prospectus (or placement memorandum) or
preliminary prospectus (or preliminary placement
memorandum) relating to the offer or sale of
Shares, except to the extent any such liability
arises out of (i) information relating to the
Depositary or any Custodian, as applicable,
furnished in writing to the Company by the
Depositary or any Custodian, as applicable,
expressly for use in any of the foregoing
documents, or, (ii) material omissions from such
information furnished by the Depositary or any
Custodian.
      No disclaimer of liability under the
Securities Act is intended by any provisions of the
Deposit Agreement.
      The Depositary, subject to Sections 2.05
and 2.09 of the Deposit Agreement, may own and
deal in any class of securities of the Company and
its affiliates and in Receipts.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time resign as
Depositary under the Deposit Agreement by
written notice of its election so to do delivered to
the Company, such resignation to take effect upon
the appointment of a successor depositary and its
acceptance of such appointment as provided in the
Deposit Agreement.  The Depositary may at any
time be removed by the Company by written
notice of such removal, effective upon the
appointment of a successor depositary and its
acceptance of such appointment as provided in the
Deposit Agreement.  Whenever the Depositary in
its discretion determines that it is in the best
interest of the Owners of Receipts to do so, it may
appoint a substitute or additional custodian or
custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Company and the
Depositary in any respect which they may deem
necessary or desirable.  Any amendment which
shall impose or increase any fees or charges (other
than taxes and other governmental charges), or
which shall otherwise prejudice any substantial
existing right of Owners of Receipts, shall,
however, not become effective as to outstanding
Receipts until the expiration of 30 days after notice
of such amendment shall have been given to the
Owners of outstanding Receipts.  Every Owner of
a Receipt at the time any amendment so becomes
effective shall be deemed, by continuing to hold
such Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event shall
any amendment impair the right of the Owner of
any Receipt to surrender such Receipt and receive
therefor the Deposited Securities represented
thereby, except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time, at the direction of the Company, shall terminate the Deposit
Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owners order, of the amount of Deposited
Securities represented by the American Depositary
Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited
Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver
Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited
Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and such other cash. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in
Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22. UNCERTIFICATED AMERICAN
DEPOSITARY SHARES; DTC DIRECT
REGISTRATION SYSTEM.
      Notwithstanding anything to the contrary
in the Deposit Agreement:
      (a)	American Depositary Shares may
be certificated securities evidenced by Receipts or
uncertificated securities.  The form of Receipt
annexed as Exhibit A to the Deposit Agreement
summarizes the terms and conditions of, and will
be the prospectus required under the Securities Act
of 1933 for, both certificated and uncertificated
American Depositary Shares.  Except for those
provisions of the Deposit Agreement that by their
nature do not apply to uncertificated American
Depositary Shares, all the provisions of the
Deposit Agreement shall apply, mutatis mutandis,
to both certificated and uncertificated American
Depositary Shares.
      (b)	(i)	The term deliver, or its noun
form, when used with respect to Receipts, shall
mean (A) book-entry transfer of American
Depositary Shares to an account at The Depository
Trust Company, or its successor (DTC),
designated by the person entitled to such delivery,
evidencing American Depositary Shares registered
in the name requested by that person,  (B)
registration of American Depositary Shares not
evidenced by a Receipt on the books of the
Depositary in the name requested by the person
entitled to such delivery and  mailing to that
person of a statement confirming that registration
or (C) if requested by the person entitled to such
delivery, delivery at the Corporate Trust Office of
the Depositary to the person entitled to such
delivery of one or more Receipts.
      	(ii)	The term surrender, when
used with respect to Receipts, shall mean (A) one
or more book-entry transfers of American
Depositary Shares to the DTC account of the
Depositary, (B) delivery to the Depositary at its
Corporate Trust Office of an instruction to
surrender American Depositary Shares not
evidenced by a Receipt  or (C) surrender to the
Depositary at its Corporate Trust Office of one or
more Receipts evidencing American Depositary
Shares.
      (c)	American Depositary Shares not
evidenced by Receipts shall be transferable as
uncertificated registered securities under the laws
of New York.
      (d)	The Depositary shall have a duty to
register a transfer, in the case of uncertificated
American Depositary Shares, upon receipt from
the Owner of a proper instruction (including, for
the avoidance of doubt, instructions through DRS
and Profile as provided in subsection (f) below).
The Depositary, upon surrender of a Receipt for
the purpose of exchanging it for uncertificated
American Depositary Shares, shall cancel that
Receipt and send the Owner a statement
confirming that the Owner is the owner of the
same number of uncertificated American
Depositary Shares that the surrendered Receipt
evidenced. The Depositary, upon receipt of a
proper instruction (including, for the avoidance of
doubt, instructions through DRS and Profile as
provided in subsection (f) below) from the Owner
of uncertificated American Depositary Shares for
the purpose of exchanging them for certificated
American Depositary Shares, shall execute and
deliver to the Owner a Receipt evidencing the
same number of certificated American Depositary
Shares.
      (e)	Upon satisfaction of the conditions
for replacement of a Receipt that is mutilated, lost,
destroyed or stolen, the Depositary shall deliver to
the Owner the American Depositary Shares
evidenced by that Receipt in uncertificated form
unless otherwise requested by the Owner.
      (f)	(i)  The parties acknowledge that
the Direct Registration System (DRS) and Profile
Modification System (Profile) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American
Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
      	(ii)  In connection with and in
accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner
(notwithstanding any requirements under the
Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.


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